EX-99.d37

                             SUB-ADVISORY AGREEMENT

                                JNL Series Trust

                                January 31, 2001


     Jackson National Asset Management, LLC (the "Adviser") confirms its agreement with Putnam Investment Management, Inc. (the "Sub-Adviser") with respect to the JNL/Putnam Growth Series, JNL/Putnam International Equity Series, JNL/Putnam Midcap Growth Series and JNL/Putnam Value Equity Series (each a "Portfolio") of the JNL Series Trust (the "Fund") as follows:

     1. Investment Description; Appointment

     The Fund employs the Adviser as the manager of the Portfolios pursuant to an Amended Investment Advisory and Management Agreement dated August 17, 1995, as amended (the "Management Agreement"), and the Fund and the Adviser desire to employ and hereby appoint the Sub-Adviser to act as the sub-investment adviser to the Portfolios. The investment objective(s), policies and limitations governing each Portfolio are specified in the prospectus (the "Prospectus") and the statement of additional information (the "Statement") of the Fund filed with the Securities and Exchange Commission as part of the Fund's Registration Statement on Form N-1A, as amended or supplemented from time to time, and in the manner and to the extent as may from time to time be approved by the Board of Trustees of the Fund (the "Board"). Copies of the Prospectus and the Statement have been or will be submitted to the Sub-Adviser. The Adviser agrees promptly to provide copies of all amendments and supplements to the current Prospectus and the Statement to the Sub-Adviser on an on-going basis. Until the Adviser delivers any such amendment or supplement to the Sub-Adviser, the Sub-Adviser shall be fully protected in relying on the Prospectus and Statement of
Additional   Information  as  previously  furnished  to  the  Sub-Adviser.   The
Sub-Adviser accepts the appointment and agrees to furnish the services for the compensation, as set forth below.

     2. Services as Sub-Adviser

     (a) Subject to the supervision, direction and approval of the Board and the Adviser, the Sub-Adviser shall conduct a continual program of investment, evaluation and, if appropriate in the view of the Sub-Adviser, sale and reinvestment of each Portfolio's assets. The Sub-Adviser is authorized, in its sole discretion and without prior consultation with the Adviser, to: (i) manage each Portfolio's assets in accordance with the Portfolio's investment objective(s) and policies as stated in the Prospectus and the Statement; (ii) make investment decisions for each Portfolio; (iii) place purchase and sale orders for portfolio transactions on behalf of each Portfolio; and (iv) employ professional portfolio managers and securities analysts who provide research services to each Portfolio. The Sub-Adviser shall not be responsible for the administrative affairs of the Fund, including, but not limited to, accounting for and pricing of the Portfolios. The Sub-Adviser will use its best efforts to manage each Portfolio so that it complies with the provisions of Section 817(h) of the Internal Revenue Code of 1986, as amended, as applicable to the Fund. The Adviser acknowledges and agrees that the Sub-Adviser's compliance with its obligations in the immediately preceding sentence will be based on information supplied by the Adviser including, but not limited to, portfolio lot level realized and unrealized gain/loss allocation information. The Adviser agrees to supply all such information on a timely basis.

     In addition, the Sub-Adviser shall furnish the Adviser daily information concerning portfolio transactions and monthly, quarterly and annual reports concerning transactions and performance of each Portfolio in such form as may be mutually agreed upon, and the Sub-Adviser agrees to review each Portfolio and discuss the management of it from time to time with the Adviser and the Board.

     (b) Unless the Adviser gives the Sub-Adviser written instructions to the contrary, the Sub-Adviser shall use its good faith judgment in a manner which it reasonably believes best serves the interests of the Portfolio shareholders to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in which assets of a Portfolio may be invested.

     (c) The Sub-Adviser shall maintain and preserve such records related to each Portfolio's transactions as are required of a Sub-Adviser under the Investment Advisers Act of 1940, as amended. The Sub-Adviser shall timely furnish to the Adviser all information relating to the Sub-Adviser's services hereunder reasonably requested by the Adviser to keep and preserve the books and records of each Portfolio. The Sub-Adviser will promptly supply to the Adviser copies of any of such records upon request.

     3. Brokerage

     In selecting brokers or dealers to execute transactions on behalf of a Portfolio, the Sub-Adviser will seek the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser will consider factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction, and in evaluating the best overall terms available, the Sub-Adviser is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to a Portfolio and/or other accounts over which the Sub-Adviser or its affiliates exercise investment discretion. Nothing in this paragraph shall be deemed to prohibit the Sub-Adviser from paying an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker, or dealer would have charged for effecting that transaction, if the Sub-Adviser determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker, or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the relevant Portfolio and/or other accounts over which the Sub-Adviser or its affiliates exercise investment discretion.

     4. Compensation

     In consideration of the services rendered pursuant to this Agreement, the Adviser will pay the Sub-Adviser an annual fee calculated at the rates set forth in Exhibit A hereto of each Portfolio's average daily net assets; the fee is calculated daily and paid monthly. The fee for the period from the Effective Date (defined below) of the Agreement for a Portfolio to the end of the month during which the Effective Date occurs shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement with respect to a Portfolio before the end of a month, the fee for such part of that month for that Portfolio shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Sub-Adviser, the value of a Portfolio's net assets shall be computed at the times and in the manner specified in the Prospectus and/or the Statement.

     5. Expenses

     The Sub-Adviser shall bear all expenses (excluding brokerage costs, custodian fees, auditors fees or other expenses to be borne by the Portfolios) in connection with the performance of its services under this Agreement. The Fund will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory fees, sub-advisory fees (other than sub-advisory fees paid pursuant to this Agreement) and administration fees, fees for necessary professional and brokerage services, costs relating to local administration of securities, fees for any pricing service, the costs of regulatory compliance, and costs associated with maintaining the Fund's legal existence and shareholder relations. The Sub-Adviser shall only bear the expenses it has expressly agreed to assume under this Agreement.

     6. Standard of Care and Indemnification

     In the performance of its duties, the Sub-Adviser will comply with the stated investment objectives, policies and restrictions of the Portfolios as set forth in the Prospectus and Statement and will conform in all material respects in accordance with any applicable regulations of any governmental authority pertaining to its activities hereunder.

     The Sub-Adviser shall exercise its best judgment and shall act in good faith in rendering the services listed in paragraphs 2 and 3 above. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio or the Adviser in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Adviser, the Fund or to the shareholders of the Portfolio to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-Adviser's reckless disregard of its obligations and duties under this Agreement ("Disabling Conduct"). Except for Disabling Conduct, the Adviser shall indemnify and hold the Sub-Adviser (and its officers, directors, employees, controlling persons, shareholders and affiliates) harmless from any liability arising from the Sub-Adviser's conduct under this Agreement.

     Notwithstanding the foregoing, the Sub-Adviser shall indemnify and hold harmless the Adviser against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which an Adviser Indemnified Person may become subject under the 1933 Act, 1940 Act, the Advisers Act, the Internal Revenue Code, under any other statute, at common law or otherwise, arising out of the Sub-Adviser's responsibilities as Sub-Adviser to the Fund which (1) result from the Disabling Conduct by the Sub-Adviser, any of its employees or representatives, or any affiliate of the Sub-Adviser, (2) result from a failure to comply with Section 2 of this Agreement, or (3) result from any untrue statement of a material fact contained in the Prospectus or Statement covering the shares of the Fund or a Portfolio, or any amendment or supplement thereto, or the omission to state therein a material fact known to the Sub-Adviser and was required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Adviser, the Fund, or any affiliated person of the Adviser or Fund by the Sub-Adviser or any affiliated person of the Sub-Adviser for use in the Prospectus or Statement; provided, however, that in no case shall the indemnity in favor of an Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

     Sub-Adviser will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except (1) after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld, (2) where required by law or required by a regulatory authority, or (3) for use in a performance composite where the Fund is not named.

     7. Term of Agreement

     This Agreement shall become effective on January 31, 2001 (the "Effective Date") and shall continue until June 30, 2002 and shall continue thereafter so long as such continuance is specifically approved at least annually as required by the Investment Company Act of 1940 (the "1940 Act"). This Agreement is terminable, with respect to a Portfolio without penalty, on 60 days' written notice, by the Adviser, the Board or by vote of holders of a majority (as defined in the 1940 Act and the rules hereunder) of the outstanding voting securities of such Portfolio, or upon 60 days' written notice, by the Sub-Adviser. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

     8. Services to Other Companies or Accounts

     The Adviser understands that the Sub-Adviser now acts, will continue to act and may act in the future as investment manager or adviser to fiduciary and other managed accounts, and as investment manager or adviser to other investment companies, including any offshore entitled, or accounts, and the Adviser has no objection to the Sub-Adviser's so acting, provided that whenever a Portfolio and one or more other investment companies or accounts managed or advised by the Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to equitable to each company and account. The Adviser recognizes that in some cases this procedure may adversely affect the size of the position obtainable for a Portfolio. In addition, the Adviser understands that the persons employed by the Sub-Adviser to assist in the performance of the Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Sub-Adviser or any affiliate of the Sub-Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     9. Representations

     Each of the parties hereto represents that the Agreement has been duly authorized, executed and delivered by all required corporate action and that this Agreement does not violate any existing agreements or relationships between such party and any other party.

     The Adviser represents that the post-effective amendment to the Registration Statement for the Fund filed with the Securities and Exchange Commission contains, as of the date hereof, no untrue material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading; provided that the Adviser makes no representation as to the accuracy or completeness of information or descriptions provided by sub-advisers.

     The Sub-Adviser represents that it has reviewed the post-effective amendment to the Registration Statement for the Fund filed with the Securities and Exchange Commission that contains disclosure about the Sub-Adviser, and represents and warrants that, with respect to the disclosure about the Sub-Adviser, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Sub-Adviser further represents and warrants that it is a duly registered investment adviser under the Advisers Act and a duly registered investment adviser in all states in which the Sub-Adviser is required to be registered.

     10. Use of Name

     (a) The Adviser may use (and shall cause any of its affiliates including the Fund to use) the name "Putnam Investment Management, Inc.", "Putnam Investment Management", "Putnam Management" or "Putnam" only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect. At such times as this agreement shall no longer be in effect, the Adviser shall cease (and shall cause its affiliates to cease using) to use such a name or any other name indicating that it is advised by or otherwise connected with the Sub-Adviser and shall promptly change its name accordingly. The Adviser acknowledges that the Fund has included the term "Putnam" in the names of the Portfolios through permission of the Sub-Adviser, and agrees that the Sub-Adviser reserves to itself and any successor to its business the right to grant the non-exclusive right to use the aforementioned names or any similar names to any other corporation or entity, including but not limited to any investment company of which the Sub-Adviser or any subsidiary or affiliate thereof or any successor to the business of any thereof shall be the investment adviser.

     (b) The Adviser will not, and will cause its affiliates to not, refer to the Sub-Adviser or any affiliate in any prospectus, proxy statement or sales literature except with the written permission of the Sub-Adviser.

     (c) The Adviser will permit the Portfolio to be used as a funding vehicle only for Policies issued by Jackson National Life Insurance Company or any of its affiliates.

     (d) The Adviser will not (and will cause its affiliates to not) engage in marketing programs (written or otherwise) directed toward the Putnam Capital Managers contract ("PCM") which explicitly solicit transfers from PCM to the Adviser's products or those of its affiliates. The Adviser will not (and will cause its affiliates to not) create or use marketing materials which provide direct comparisons between PCM and the Adviser's products or those of any of its affiliates. The Adviser will not (and will cause its affiliates to not) reimburse voluntarily, or enter into any contract or policy after the date hereof providing for the reimbursement of any deferred sales charges to encourage the transfer of assets from PCM to the Adviser's products or those of any affiliate. For the purposes of this Section 10(d), the term affiliate shall not include independent agents who are not employees of the Adviser or its corporate affiliates.

     11. Miscellaneous

The name "JNL Series Trust" and "Trustees of JNL Series Trust" refer respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under, the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the "JNL Series Trust" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, Shareholders or representatives of Trust personally, but bind only the assets of Trust, and persons dealing with the Fund must look solely to the assets of Trust belonging to such Fund for the enforcement of any claims against the Trust.

In the event the Fund designates one or more series other than the Portfolio with respect to which the Fund and the Adviser wish to retain the Sub-Adviser to render investment advisory services hereunder, they shall notify the Sub-Adviser in writing. If the Sub-Adviser is willing to render such services, it shall notify the Trust and the Adviser in writing, whereupon such series shall become a Portfolio hereunder, and be subject to this Agreement.

     If the foregoing is in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning the enclosed copy of this Agreement.

                                Very truly yours,

                                Jackson National Asset Management, LLC


                                By:
                                   ---------------------------------------------
                                   Andrew B. Hopping
                                    President

Accepted:


PUTNAM INVESTMENT MANAGEMENT, INC.


By:
   --------------------------------------

                                   SCHEDULE A
                             DATED JANUARY 31, 2001

                                     (Funds)

                            JNL/Putnam Growth Series
                         JNL/Putnam Value Equity Series
                     JNL/Putnam International Equity Series
                         JNL/Putnam Midcap Growth Series

                                   SCHEDULE B
                             DATED JANUARY 31, 2001

                                 (Compensation)

                            JNL/Putnam Growth Series
                         JNL/Putnam Value Equity Series

                      Average Daily Net Assets Annual Rate

                           First $150 million                 0.50%
                           Next $150 million                  0.45%
                           Over $300 million                  0.35%


                     JNL/Putnam International Equity Series

                      Average Daily Net Assets Annual Rate

                           First $150 million                 0.65%
                           Next $150 million                  0.55%
                           Over $300 million                  0.45%


                         JNL/Putnam Midcap Growth Series

                      Average Daily Net Assets Annual Rate

                           $0 to $250 million                 0.50%
                           Over $250 million                  0.45%